                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



     PENNFIRST BANCORP, INC.             PENNFIRST CAPITAL TRUST I
   (Exact name of Registrant        (Exact name of Registrant as specified
  as specified in its charter)              in its trust agreement)

         PENNSYLVANIA                               DELAWARE
  (State or other jurisdiction of       (State or other jurisdiction of
  incorporation or organization)         incorporation or organization)

      25-1659846                                    23-7925898
   (I.R.S. Employer                              (I.R.S. Employer
  Identification No.)                           Identification No.)

                              --------------------------

                                 600 LAWRENCE AVENUE
                           ELLWOOD CITY, PENNSYLVANIA 16117
                                    (412)758-5584
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), please check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

Securities Act registration statement file numbers to which this Form relates:
                                                      No. 333-39831 and
                                                      No. 333-39831-01

 Securities to be registered pursuant to Section 12(b) of the Act:  None

 Securities to be registered pursuant to Section 12(g) of the Act:

____% Cumulative Trust Preferred Securities of PennFirst Capital Trust I
____% Junior Subordinated Deferrable Interest Debentures of PennFirst Bancorp, Inc.
Guarantee of PennFirst Bancorp, Inc. with respect to the Trust Preferred Securities

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The information relating to the Registrants' securities required by
    Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of Preferred Securities," "Description of Junior Subordinated Debentures," "Description of the Guarantee" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures, the Expense Agreement and the Guarantee" in the Registrants' Registration Statement on Form S-2 (Registration
    No. 333-39831 and 333-39831-01) filed with the Commission on November 7, 1997 (the "Form S-2"), and the same sections in the Prospectus to be filed pursuant to Rule 424(b) which are deemed to be incorporated by reference herein.

ITEM 2.  EXHIBITS

    4.1 Indenture of PennFirst Bancorp, Inc. relating to the Junior Subordinated Debentures.(1)

    4.2 Form of Certificate of Junior Subordinated Debentures (included as an exhibit to Exhibit 4.1)

    4.3  Certificate of Trust of PennFirst Capital Trust I.(2)

    4.4  Amended and Restated Declaration of Trust of PennFirst Capital
         Trust I.(3)

    4.5 Form of Preferred Security Certificate of PennFirst Capital Trust I (included as an exhibit to Exhibit 4.4).

    4.6  Form of Preferred Securities Guarantee Agreement.(4)

--------------------
(1)  Incorporated by reference to Exhibit 4.1 to the Form S-2.
(2)  Incorporated by reference to Exhibit 4.3 to the Form S-2.
(3)  Incorporated by reference to Exhibit 4.4 to the Form S-2.
(4)  Incorporated by reference to Exhibit 4.6 to the Form S-2.

                                      SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  PENNFIRST BANCORP, INC.



Date:  November 17, 1997               By:  /s/ Charlotte A. Zuschlag
                                       ----------------------------------
                                       Charlotte A. Zuschlag, President and
                                       Chief Executive Officer



                                  PENNFIRST CAPITAL TRUST I



Date:  November 17, 1997               By:  /s/ Charlotte A. Zuschlag
                                       ----------------------------------
                                       Charlotte A. Zuschlag, Administrative
                                       Trustee

                                          3